EXHIBIT 99.2

MAIA Biotechnology, Inc. Announces Closing of Public Offering

New York, April 27, 2023 – MAIA Biotechnology, Inc. (NYSE American: MAIA), a clinical-stage biopharmaceutical company developing targeted immunotherapies for cancer, today announced the closing of its previously announced public offering of 2,555,500 shares of its common stock at a public offering price of $2.25 per share, for gross proceeds of approximately $5.75 million, before deducting underwriting discounts and offering expenses. The shares sold in the offering include the exercise in full by the underwriter of its option to purchase an additional 333,300 shares of common stock, in addition to the 2,222,200 shares of common stock which the underwriters initially agreed to purchase.

The Company intends to use the proceeds from the offering to fund the ongoing clinical trials of THIO, pre-clinical development of second-generation of telomere targeting compounds, and other research and development activities, as well as for working capital and other general corporate purposes.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-269606) relating to the shares of common stock being sold in this offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on April 24, 2023. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus. Electronic copies of the final prospectus may be obtained, when available, from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 and by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Its lead program is THIO, a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward-Looking Statements

MAIA cautions that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or

“continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Contact

MAIA Biotechnology

Joseph McGuire

Chief Financial Officer

jmcguire@maiabiotech.com

904-228-2603